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Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF FOREST OIL CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarterly period ended June 30, 2003, that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Forest Oil Corporation (the "Company") hereby certifies that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ DAVID H. KEYTE
August 12, 2003	David H. Keyte Executive Vice President and Chief Financial Officer

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  Exhibit 32.2